SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2005

Cytyc Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-27558	02-0407755
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Campus Drive, Marlborough, MA	01752
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 263-2900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-

Item 1.01.	Entry into a Material Definitive Agreement.

On December 12, 2005, the Compensation Committee of the Board of Directors of Cytyc Corporation (the “Company”) adopted a form of Restricted Stock Unit Agreement, which is intended to serve as a standard form agreement for restricted stock unit grants issued to employees, executive officers and directors under our 2004 Omnibus Stock Plan (the “2004 Omnibus Plan”). The 2004 Omnibus Plan was approved by the Company’s stockholders on May 26, 2004. The Company may in the future grant equity awards to its employees, executive officers and directors substantially in accordance with the terms of the form of Restricted Stock Unit Agreement.

The description of the Restricted Stock Unit Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Restricted Stock Unit Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

The following exhibits are furnished pursuant to Item 1.01:

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTYC CORPORATION

By:	/s/ Patrick J. Sullivan
Patrick J. Sullivan Chairman, Chief Executive Officer, and President

Date: December 14, 2005

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Agreement